EXHIBIT 5.1

Baker & McKenzie LLP 452 Fifth Avenue New York, NY 10018 United States Tel: +1 212 626 4100 Fax: +1 212 310 1600 www.bakermckenzie.com

Asia Pacific Bangkok Beijing Brisbane Hanoi Ho Chi Minh City	August 2, 2022 Ainos, Inc. 8880 Rio San Diego Drive, Ste. 800 San Diego, CA 92108
Hong Kong
Jakarta Kuala Lumpur* Manila* Melbourne Seoul Shanghai

Ladies and Gentlemen:

We have acted as counsel for Ainos, Inc., a Texas corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale of the following securities (the “Securities”):

Singapore
Sydney Taipei Tokyo	(i)

up to $9,200,000 of units (the “Units”), with each Unit to consist of: (a) one share of common stock, par value $0.01 per share (the “Common Stock,” and all shares of Common Stock contained within the Units, the “Shares”) and one warrant to purchase one share of Common Stock at an exercise price equal to the public offering price per Unit (the “Warrants”), including shares of Common Stock and/or warrants that may be sold pursuant to the exercise of the underwriter’s over-allotment option, if any;

Yangon
	(ii)	shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares");
Europe, Middle East
& Africa Abu Dhabi Almaty	(iii)

warrants to purchase a number of shares of Common Stock equal to 5.0% of the number of shares of Common Stock sold in the offering at an exercise price equal to 110% of the public offering price per Unit, to be issued to the representative of the underwriters (the “Representative’s Warrants”); and

Amsterdam
Antwerp	(iv)	shares of Common Stock issuable upon exercise of the Representative’s Warrants (the “Representative’s Warrant Shares”).

Bahrain

Barcelona

Berlin

Brussels

Budapest

Cairo

Casablanca

Doha

Dubai

Dusseldorf

Frankfurt/Main

Geneva

Istanbul

Jeddah*

Johannesburg

Kyiv

London

Luxembourg

Madrid

Milan

Moscow

Munich

Paris

Prague

Riyadh*

Rome

St. Petersburg

Stockholm

Vienna

Warsaw

Zurich

The Americas

Bogota

Brasilia**

Buenos Aires

Caracas

Chicago

Dallas

Guadalajara

Houston

Juarez

Lima

Los Angeles

Mexico City

Miami

Monterrey

New York

Palo Alto

Porto Alegre**

Rio de Janeiro**

San Francisco

Santiago

Sao Paulo**

Tijuana

Toronto

Valencia

Washington, DC

* Associated Firm

** In cooperation with Trench, Rossi e Watanabe Advogados

The Securities are to be sold to the underwriters as described in the Registration Statement pursuant to an underwriting agreement, substantially in the form filed as an exhibit to the Registration Statement, to be entered into by and among the Company and Maxim Group LLC (the “Representative”), acting for itself and as representative for any other underwriters named therein (the “Underwriting Agreement”). American Stock Transfer & Trust Company, LLC (the “Warrant Agent”) will serve as the warrant agent for the Warrants pursuant to a warrant agency agreement with the Company, substantially in the form filed as an exhibit to the Registration Statement (the “Warrant Agency Agreement”).

We have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction of (i) the governing documents of the Company, (ii) the Registration Statement, including the exhibits thereto; (iii) certain resolutions of the Board of Directors of the Company; and (iv) such other corporate records, agreements, documents, certificates and statements of the Company and others, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

 Baker & McKenzie LLP is a member of Baker & McKenzie International.

In addition, we have assumed that (a) each of the Underwriting Agreement, Units, Warrants, Warrant Agency Agreement, and Representative’s Warrant (the “Transaction Documents”) will be duly executed and delivered by all parties thereto, (b) the Representative has the power, corporate or otherwise, to enter into and perform its obligations under the Underwriting Agreement and that the Underwriting Agreement will be a valid and binding obligation of the Representative, (c) the Warrant Agent has the power, corporate or otherwise, to enter into and perform its obligations under the Warrant Agency Agreement, and that the Warrant Agency Agreement will be a valid and binding obligation of the Warrant Agent, (d) there will not have occurred, prior to the date of the issuance of the Warrant Shares and Representative’s Warrant Shares: (i) any change in law affecting the validity or enforceability of the Warrants or (ii) any amendments to the Transaction Documents, (e) the Registration Statement becomes and remains effective, and the prospectus which is a part of the Registration Statement, and the prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion, (f) the Securities will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto, and (g) all offers and sales of the Securities will be made in compliance with the securities laws of the states having jurisdiction thereof.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. The Units have been duly authorized for issuance and, when issued and paid for in accordance with the terms of the Underwriting Agreement, will be valid and legally binding obligations of the Company.

2. The Shares have been duly authorized for issuance and, when issued and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable;

3. The Warrants have been duly authorized for issuance and, when issued, sold and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Underwriting Agreement and the Warrant Agency Agreement, will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

4. The Warrant Shares have been duly authorized for issuance and, when issued and delivered by the Company upon valid exercise of the Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, Warrants and Warrant Agency Agreement, will be validly issued, fully paid and non-assessable.

5. The Representative’s Warrants have been duly authorized for issuance and, when issued, sold and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Underwriting Agreement, will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

6. The Representative’s Warrant Shares have been duly authorized for issuance and, when issued and delivered by the Company upon valid exercise of the Representative’s Warrant and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Representative’s Warrant, will be validly issued, fully paid and non-assessable.

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Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

This opinion letter is limited to the laws of the States of Texas and New York (excluding the securities laws thereof). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/ Baker & McKenzie LLP
BAKER & McKENZIE LLP

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